Exhibit 99.1

DSW Inc. Raises Guidance and Announces Accelerated 2012 New Store Opening Plan

Raises 2011 annual diluted earnings per share guidance to a range of $2.96 to $2.99, excluding any impact from the RVI merger and related items

Announces plans to accelerate 2012 store openings to between 35 to 40 new stores

COLUMBUS, Ohio, January 10, 2012—DSW Inc. (NYSE: DSW), a leading branded footwear and accessories retailer, has raised its annual diluted earnings per share guidance to a range of $2.96 to $2.99 for fiscal 2011 from a range of $2.90 to $2.95, excluding any impact from the RVI merger and related items. In addition, the Company plans to accelerate new store openings in 2012 to between 35 to 40 new stores, which is ahead of its long-term goal of 15 to 20 new stores per year. The Company remains extremely disciplined in its review and assessment of new store locations, and the acceleration of its new store opening plans reflects the strong pipeline of real estate opportunities that have become available.

“Based on strong November and December sales results, we expect to exceed our previous guidance,” stated Mike MacDonald, President and Chief Executive Officer, DSW Inc. “We are also pleased to announce that we will be opening more new stores in 2012 than we previously planned, the majority of which will occur in the second half of 2012. The expansion of our footprint into new and existing markets is a key growth initiative for us as we further solidify our position as a destination for great brands, fashion and value in the footwear industry.”

About DSW Inc.

DSW Inc. is a leading branded footwear and accessories retailer that offers a wide selection of brand name and designer dress, casual and athletic footwear and accessories for women, men and kids. As of January 9, 2012, DSW operated 326 stores in 40 states and operated an e-commerce site, http://www.dsw.com, and a mobile website, http://m.dsw.com. DSW also supplied footwear to 336 leased locations in the United States. For store locations and additional information about DSW, visit http://www.dswinc.com. Follow DSW on Twitter at http://twitter.com/DSWShoeLovers and “like” DSW on Facebook at http://www.facebook.com/DSW.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Any statements in this release that are not historical facts, including the statements made regarding our Fiscal 2011 annual guidance, are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company’s current expectations and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to: our success in opening and operating new stores on a timely and profitable basis; continuation of supply agreements and the financial condition of our leased business partners; disruption of our distribution and fulfillment operations; failure to retain our key executives or attract qualified new personnel; our competitiveness with respect to style, price, brand availability and customer service; our reliance on our “DSW Rewards” program to drive traffic, sales and loyalty; maintaining good relationships with our vendors; our ability to anticipate and respond to fashion trends; fluctuation of our comparable sales and quarterly financial performance; uncertain general economic conditions; risks inherent to international trade with countries that are major manufacturers of footwear; risks related to our cash and investments; the anticipated benefits of the merger with RVI taking longer to realize or not being achieved in their entirety; and the realization of risks related to the merger with RVI, including risks related to its guarantees of certain Filene’s Basement leases. Additional factors that could cause our actual results to differ materially from our expectations are described in the Company’s latest annual or quarterly report, as filed with the SEC. All forward-looking statements speak only as of the time when made. The Company undertakes no obligation to revise the forward-looking statements included in this press release to reflect any future events or circumstances.

SOURCE: DSW Inc.

Company Contact: DSW Inc.

Jennie Wilson

Senior Vice President Finance & Controller

(855) 893-5691

Investor Contacts:

ICR, Inc.

Allison Malkin / Anne Rakunas

(203) 682-8200 / (310) 954-1113